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                                                                    EXHIBIT 99.1


                             OUTDOOR SYSTEMS, INC.
                                  $500,000,000
                    8 7/8% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT


                                                                   June 17, 1997


CIBC WOOD GUNDY SECURITIES CORP.
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
c/o CIBC Wood Gundy Securities Corp.
425 Lexington Avenue
3rd Floor
New York, New York  10017

Ladies and Gentlemen:

                  Outdoor Systems, Inc., a Delaware corporation (the "Company"), and each of the Company's subsidiaries listed in Exhibit A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $500,000,000 aggregate principal amount of its 8 7/8% Senior Subordinated Notes due 2007 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Subsidiary Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of June 23, 1997, among the Company, The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), and the Subsidiary Guarantors. The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

                  The Notes will be offered and sold to the Initial Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated June 10, 1997 (including the documents incorporated by reference therein,

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the "Preliminary Memorandum"), and a final offering memorandum dated June 17,
1997 (including the documents incorporated by reference therein, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") each setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein.

                  The Company and the Subsidiary Guarantors understand that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Memorandum and Section 9 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and to a limited number of institutional "accredited investors" ("Accredited Investors"), as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act in private sales exempt from registration under the Act, and outside the United States to certain persons in reliance on Regulation S under the Act.

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of June 17, 1997 among the parties hereto pursuant to which the Issuers have agreed, among other things, to file (i) a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes, by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.


                  2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:




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                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The documents incorporated or deemed to be incorporated by reference in any Memorandum, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act").

                  (b) Each of the Company and its subsidiaries set forth in Exhibit B hereto (the "Subsidiaries") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (any such event, a "Material Adverse Effect"); the Company had as of the date specified therein the authorized, issued and outstanding capitalization set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum); except as set forth in Exhibit B hereto, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other


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         equity securities of any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights;
         except as set forth in the Final Memorandum (or, if the Final
         Memorandum is not in existence, the most recent Preliminary
         Memorandum), all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securities or "Blue Sky" laws); except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and employee stock options granted by the Company since March 31, 1997, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under the Registration Statement.

                  (c) The Securities have been duly and validly authorized by each of the Issuers for issuance and when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity); each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Securities; and the Indenture has been duly and validly authorized by the Issuers and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust


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         Indenture Act"), and, when executed and delivered by the Issuers
         (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity).

                  (d) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (e) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement, the Registration Rights Agreement, the Securities or the Indenture by the Issuers or to the consummation by the Issuers of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance of the Securities as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), except as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers; and none of the Issuers is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in this Agreement, the Registration Rights Agreement, the Securities or the Indenture or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (g) The execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement, the Securities and the Indenture and the consummation by the Issuers of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of


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         incorporation or bylaws of any of the Company or the Subsidiaries (or any similar organizational documents) or (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (h) The audited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the unaudited consolidated financial statements and the related notes included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate, subject to year end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; the summary and selected financial and statistical data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and Deloitte & Touche LLP, which has examined certain of such financial statements as set forth in its reports included in the Final Memorandum, is an independent public accounting firm as required by the Act.

                  (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) (A) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under


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                                       -8-



         the Exchange Act and (B) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (j) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is not pending or, to the best knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Final Memorandum.

                  (k) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or the Subsidiaries is or has ever been a participant which liability or deficiency would, individually or in the aggregate, have a Material Adverse Effect. With respect to such plans, the Company and the Subsidiaries are in compliance in all respects with all provisions of ERISA except for any non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (l) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary

         Memorandum) except to the extent the failure to own or possess such licenses or other rights would, individually or in the aggregate, not have a Material Adverse Effect.

                  (m) None of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (n) Each of the Company and the Subsidiaries has obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) Subsequent to the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, and (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or, except for a three-for-two stock split to be effected by the Company as a stock dividend payable on July 3, 1997 to shareholders of record on June 23, 1997, declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise.

                  (p) There are no legal or governmental proceedings that would be required to be described in a Registration Statement on Form S-3 under the Act that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) nor are there any contracts or other documents that would be required to be described in a Registration Statement on Form S-3 under the Act that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), none of the Company or the Subsidiaries is in default under any of the contracts described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (q) None of the Company or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (r) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) as being owned by it and good title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, and are, to the knowledge of the Issuers, valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (s) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, except where the failure to so file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

                  (t) (i) Immediately after the consummation of the transactions contemplated by the Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) each of the Company and the Subsidiaries is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

                  (u) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), and except as would not individually or in the aggregate have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Issuers, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no Lien has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) neither the Company nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to

         CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers or the Subsidiaries, relating to pollution or protection of the environment or health or safety or any chemical, material or substance, that is subject to regulation thereunder.

                  (v) None of the Company or the Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Except as stated in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) none of the Company or the Subsidiaries or any of such entities' directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Initial Purchasers).

                  (x) None of the Company, the Subsidiary Guarantors or any of their respective Affiliates (as defined in rule 501(b) of Regulation D under the Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof,

         (ii) the due performance by the Initial Purchasers of the covenants and agreement set forth in Section 9 hereof, and (iii) the compliance by the Initial Purchasers with the transfer restrictions described under the caption "Notice to Investors" in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

                  (y) No securities of any Issuer are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers severally agrees to purchase from the Company, at 97.309% of their principal amount the respective aggregate principal amounts of the Notes set forth opposite their respective names on Exhibit C hereto. The obligations of the Initial Purchasers under this Agreement are several and not joint.

                  One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names, as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date (as defined) shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Notes and the related Guarantees shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on June 23, 1997, or at such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices in New York, New York of CIBC Wood Gundy Securities Corp. at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Certain Covenants. The Issuers jointly and severally covenant and agree with the Initial Purchasers that:

                   (i) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary in connection with the resale of the Securities by the Initial Purchasers for such Final Memorandum not to contain any untrue statement of a material fact or omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or to comply with applicable laws, rules or regulations.

                  (ii) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                 (iii) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes or the Private Exchange Notes any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 5(i)) forthwith amend or supplement such Final Memorandum so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with applicable laws, rules or regulations, and the Issuers will furnish to the Initial Purchasers, without charge, a reasonable number of copies of such amendment or supplement.

                  (iv) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers, as many copies of each Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                   (v) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

                  (vi) During the period of five years hereafter, the Company will furnish to the Initial Purchasers (a) as soon as available, a copy of each report or other communication (financial or otherwise) of the Company mailed to the Trustee or holders of the Notes, stockholders or filed with the Commission, and (b) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

                 (vii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than by reason of a default or omission by the Initial Purchasers of their obligations hereunder) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial

         Purchasers) incurred by the Initial Purchasers in connection herewith, but in no event will the Company be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale of the Securities.

                (viii) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

                  (ix) The Company will not, and will not permit any of its Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                   (x) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (xi) The Issuers will use their best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                 (xii) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

                (xiii) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  6. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 11 or otherwise), the Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the preparation, printing or reproduction of each Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (viii) fees and expenses of the Trustee including fees and expenses of its counsel; (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (x) any fees charged by investment rating agencies for the rating of the Securities.

                  7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities are subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

                  (i) The Initial Purchasers shall have received an opinion of counsel to the Issuers in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the

         Closing Date, of Powell, Goldstein, Frazer & Murphy LLP, substantially in the form of Exhibit D hereto. In rendering such opinion, Powell, Goldstein, Frazer & Murphy LLP shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, as they may reasonably request to pass upon such matters.

                  (ii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering its opinion, Cahill Gordon & Reindel may state that its opinion is limited to matters of New York, Delaware corporate and federal law.

                  (iii) The Initial Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Issuers, and from Coopers & Lybrand L.L.P., independent public accountants for National Advertising Company, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

                  (iv) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (v) There shall not have been any change in the capital stock of the Issuers nor any material increase in the consolidated short-term or long-term debt of the Issuers from that set forth or contemplated in the Final Memorandum and (b) the Issuers shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Issuers, taken as a whole, other than those reflected in the Final Memorandum.

                  (vi) None of the issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement or the Final Memorandum.

                  (vii) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the officers or directors of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                  (viii) The Initial Purchasers shall have received certificates, dated the Closing Date, and signed by the chief executive officer and the chief financial officer of the Company and each Subsidiary Guarantor (or such other officers as are acceptable to the Initial Purchasers), to the effect that:

                  a. All of the representations and warranties of the Issuers set forth in this Agreement are true and correct as if made on and as of the Closing Date and the Issuers have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

                  b. None of the issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum have been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum.

                  c. Subsequent to the effective date of this Agreement, there has not occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the respective officers or directors of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                  d. There has not been any change in the capital stock of the Company or the Subsidiaries nor any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and
                           (b) the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

                  (ix) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

                  Any certificate or document signed by any officer of an Issuer and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by such Issuer to the Initial Purchasers as to the statements made therein.

                  All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless each of the Initial Purchasers, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Initial Purchasers or such controlling persons may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                  (ii) the omission or alleged omission to state, in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that none of the Issuers will be liable in any such case to the Initial Purchasers or any controlling person of the Initial Purchasers to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchasers specifically for use therein; and provided, further, that none of the Issuers will be liable to the Initial Purchasers or any person controlling the Initial Purchasers with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Initial Purchasers in reliance upon the Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Issuers to such Initial Purchasers at or prior to the written confirmation of the sale of the Securities to such person in any case where such delivery of such Final Memorandum (as so amended or supplemented) is required by the Act, unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. None of the Issuers will, without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchasers and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                  (b) The Initial Purchasers will indemnify and hold harmless the Issuers, their respective directors and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any Application, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to any of the Issuers by or on behalf of the Initial Purchasers specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by any of the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers will not, without the prior written consent of the Issuers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by any of the Issuers may be sought hereunder (whether or not any of the Issuers or any person who controls the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of any such Issuer and each such controlling person from all liability arising out of such claim, action, suit or proceeding or otherwise with the consent of the Issuers.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable and documented out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 8 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Initial Purchasers on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

                  9. Offering of Securities; Restrictions on Transfer. The Initial Purchasers represent and warrant that they are QIBs. The Initial Purchasers agree with the Issuers that (i) they have not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) they have and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust); provided, however, that, in the case of this Clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Issuers), in the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any material change in the financial markets of the United States that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

                  (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Kevin P. Magid, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
Attention: Roger Meltzer, Esq. If sent to any of the Issuers, shall be mailed, delivered or telecopied and confirmed in writing, to c/o Outdoor Systems, Inc., 2502 North Black Canyon Highway, Phoenix, Arizona 85009, Attention: Chief Executive Officer, and with a copy to Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street NE, 16th Floor, Atlanta, Georgia 30303, Attention: William
B. Shearer, Esq.

                  13. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Issuers and any person or persons who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

                  14. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

                  15. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page of the Final Memorandum and in the last two sentences of the third paragraph, the fourth and fifth sentence of the fifth paragraph, the seventh paragraph, the first sentence of the eighth paragraph and the ninth paragraph, in each case under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of Section 8 hereof.

                  16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                  17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                  18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                              Very truly yours,

                                              OUTDOOR SYSTEMS, INC.


                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              OUTDOOR SYSTEMS PAINTING, INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              OS ADVERTISING OF TEXAS PAINTING,
                                                INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              OS BASELINE, INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              DECADE COMMUNICATIONS GROUP, INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              BENCH ADVERTISING COMPANY OF
                                                COLORADO, INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name: William S. Levine
                                                  Title: Chairman

                                              NEW YORK SUBWAYS ADVERTISING CO.,
                                                INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name:  William S. Levine
                                                  Title: Chairman

                                              OS BUS, INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name:  William S. Levine
                                                  Title: Chairman

                                              OUTDOOR SYSTEMS (NEW YORK), INC.



                                              By: /s/ William S. Levine
                                                 ------------------------------
                                                  Name:  William S. Levine
                                                  Title: Chairman


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

CIBC WOOD GUNDY SECURITIES CORP.



By: /s/ Neal Thomas
   ------------------------------
    Name:  Neal Thomas
    Title: Managing Director

ALEX. BROWN & SONS INCORPORATED


By: /s/ Charles J. Carey
   ------------------------------
    Name:  Charles J. Carey
    Title: VP

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By: /s/ Michael J. Connelly
   ------------------------------
    Name:  Michael J. Connelly
    Title: Managing Director

                                                                       Exhibit A



Subsidiary Guarantors

         Outdoor Systems Painting, Inc.
         OS Advertising of Texas Painting, Inc.
         OS Baseline, Inc.
         Decade Communications Group, Inc.
         Bench Advertising Company of Colorado, Inc.
         New York Subways Advertising Co., Inc.
         OS Bus, Inc.
         Outdoor Systems (New York), Inc.

                                                                       Exhibit B



Subsidiaries

         Outdoor Systems Painting, Inc.
         OS Advertising of Texas Painting, Inc.
         OS Baseline, Inc.
         Decade Communications Group, Inc.
         Bench Advertising Company of Colorado, Inc.
         New York Subways Advertising Co., Inc.
         OS Bus, Inc.
         Outdoor Systems (New York), Inc.
         Mediacom Inc.
         C.D. Maintenance Services Limited
         Outdoor Advertising Sales Limited
         Transtop Manufacturing Limited
         E.L. Ruddy Company (Ontario) Limited
         Ad Outdoor Signs Limited

                                                                       Exhibit C

                                                        Principal Amount
Initial Purchasers                                          of Notes
CIBC Wood Gundy Securities
   Corp..............................................      $450,000,000

Alex. Brown & Sons Incorporated......................      $ 25,000,000

Donaldson, Lufkin & Jenrette
  Securities Corporation.............................      $ 25,000,000
                                                           ------------

                                    Total                  $500,000,000
                                                           ============

                                                                       Exhibit D



            Form of Opinion of Powell, Goldstein, Frazer & Murphy LLP


                  Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Issuers, to the effect that:

                     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Final Memorandum. Each of the Subsidiary Guarantors has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Final Memorandum.

                    (ii) Each of the Company and the Subsidiary Guarantors is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each of the jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to qualify would not, in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

                   (iii) The outstanding shares of capital stock of each of the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, except that we express no opinion with respect to the shares of Decade Communications Group, Inc. and Bench Advertising Company of Colorado, Inc. To the best of our knowledge (a) the shares of capital stock of each of the Subsidiary Guarantors are owned by the Company or one of the other Subsidiary Guarantors free and clear of all liens, encumbrances and security interests (other than any liens granted by the Company in connection with the Senior Credit Facility (as defined in the Indenture)), and (b) no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock of or ownership interests in any of the Subsidiary Guarantors are outstanding.

                    (iv) The Notes have been duly and validly authorized by the Company and the Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors. When executed by the Company, as to the Notes, and the Subsidiary Guarantors, as to the Guarantees, and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes and the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, as to the Notes, and the Subsidiary Guarantors, as to the Guarantees, entitled to the benefits of the Indenture and enforceable against the Company, as to the Notes, and the Subsidiary Guarantors, as to the Guarantees, in accordance with their respective terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforceability is considered in a proceeding at law or in equity). The foregoing opinion as to enforceability is further qualified in that certain remedies, waivers, and other provisions of the Securities may not be enforceable, nevertheless such unenforceability will not render the Securities invalid as a whole or preclude the judicial enforcement of the obligations of the Company and the Subsidiary Guarantors to pay the principal of and interest on the Notes as provided in the Securities.


                     (v) Each of the Issuers has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture and the Securities; the Indenture has been duly and validly authorized by the Issuers and is in sufficient form for due qualification under the Trust Indenture Act and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforceability is considered in a proceeding at law or in equity). The foregoing opinion as to enforceability is further qualified in that certain remedies, waivers, and other provisions of the Indenture may not be enforceable; nevertheless such unenforceability will not render the Indenture invalid as a whole or preclude the judicial enforcement of the obligations of the Issuers to pay the principal of and interest on the Notes as provided in the Indenture.

                    (vi) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                   (vii) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (viii) No consent, approval, authorization or order of any governmental agency or body is required for the performance of any of the Purchase Agreement, the Registration Rights Agreement, the Securities or the Indenture or any of the agreements contemplated thereby or delivered in connection therewith, or the consummation of the transactions contemplated thereby, except as described in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities and the federal securities laws in connection with the transactions contemplated by the Registration Rights Agreement.

                    (ix) To our knowledge, none of the Company or any of the Subsidiary Guarantors is (a) in violation of its certificate or articles of incorporation or bylaws, (b) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any of the Purchase Agreement, the Registration Rights Agreement, the Securities or the Indenture or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument identified to us as being material to the Company and the Subsidiary Guarantors in a certificate of the Chairman of the Board of Directors of the Company, a copy of which is attached hereto, which breach or default would individually or in the aggregate, have a Material Adverse Effect (collectively, the "Other Material Agreements").

                     (x) The execution, delivery and performance by the Issuers of the Purchase Agreement, the Registration Rights Agreement, the Securities or the Indenture and the consummation by the Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of the terms or provisions of (a) the certificate or articles of incorporation or bylaws of the Company or the Subsidiary Guarantors,
(b) any of the Other Material Agreements or (c) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body known to us to be applicable to any of the Company or the Subsidiary Guarantors or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect.

                     (xi) Except as described in the Final Memorandum, we know of no legal or governmental proceedings pending or threatened to which any of the Company or the Subsidiary Guarantors is a party or to which the respective properties or assets of the Company or the Subsidiary Guarantors are subject which would be required to be described in a prospectus or registration statement under the Securities Act and which are not described in the Final Memorandum, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Initial Purchasers or the consummation of the other transactions described in the Final Memorandum; and we know of no legal or governmental proceedings and no contract, agreement or other document required to be described in a prospectus or registration statement under the Securities Act that is not described in the Final Memorandum.

                     (xii) The statements set forth under the captions "Business -- Government Regulation," "Description of Senior Credit Facility," "Description of the Notes" and "Exchange Offer;

Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize legal documents are fair summaries of the documents so summarized and, insofar as such statements are summaries of matters of law or legal conclusions, are accurate summaries in all material respects and the Indenture and the Securities conform in all material respects to the description thereof under "Description of the Notes" in the Final Memorandum.

                     (xiii) None of the Company or the Subsidiary Guarantors is required to register as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                     (xiv) The sale, issuance, execution or delivery of the Securities will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                     (xv) The Final Memorandum complies as to form in all material respects with the requirements of the Securities Act applicable to Registration Statements on Form S-3, and the documents incorporated by reference in the Final Memorandum when filed complied in all material respects with the requirements of the Exchange Act, except that in each case we express no opinion as to the financial statements, schedules and other financial and statistical data included therein. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

                     (xvi) Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers in Section 9 of the Purchase Agreement,
(ii) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 9 of the Purchase Agreement, and (iii) the compliance by the Initial Purchasers with the transfer restrictions described under the caption "Notice to Investors" in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with
Section 9 of the Purchase Agreement (i) to register the Securities under the Securities Act or (ii) to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any of the Securities.

                     In our capacity as counsel to the Issuers, we have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and representatives of the Initial Purchasers at which the contents of the Memorandum were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum or the documents incorporated by reference therein (except as indicated in clause (xii) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Issuers) no facts have come to our attention that have caused us to believe that the Final Memorandum as of its date and as of the date hereof, or any amendment or supplement thereto as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on the financial statements or other financial and statistical data or information included or incorporated by reference in the Final Memorandum).